SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐    Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE READER’S DIGEST ASSOCIATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement no.:

3)	Filing party:

4)	Date filed:

Q&A

Governance

•	Will senior management be changed? Will the company be run differently?

We don’t know at this point. We can share with you that the agreement doesn’t contemplate any such changes, and no such discussions have taken place. What we do know it that Ripplewood is making a sizeable investment in “us,” they are betting on “us,” and they understand that the power of this company is its people, which are its greatest asset.

•	Why have we chosen to no longer be a public company? Why have we chosen to sell at this time?

The Board decided it was in the best interests of shareholders to accept this offer, and it responded in the affirmative – and with the support of senior management.

The Buyer

•	Who are the buyers?

A group of investors led by Ripplewood Holdings LLC, a prominent member of the private equity community.

•	What are their other assets?

With $10 billion in controlled assets, Ripplewood invests in sectors as diverse as automotive, manufacturing, financial services and entertainment. Its portfolio includes Time Life, the former Time Inc. property that is involved in the direct marketing of music, video, books and educational software. It also owns WRC Media, which publishes Weekly Reader magazine, The World Almanac and Book of Facts, the Funk & Wagnalls Encyclopedia and The World Almanac for Kids. Its CompassLearning unit delivers research-based assessments, school curriculum and data management.

•	Why have they chosen to buy us?

They carefully reviewed our assets, our financial performance and our prospects for growth. Obviously, they believe that this is a good investment.

•	What are their intentions for RDA? Will they take a hands-on management role? Will they continue to invest in new business initiatives?

Their record of investing in, developing, growing and holding companies is strong, but we cannot speculate. The answers are unknown at this stage.

•	Are they committed to the growth and success of the company?

They are making a significant investment in the company after reviewing our assets and growth prospects. The transaction includes not only the assets but also our talented employees. Obviously they are looking for us to succeed.

The Process

•	When will the deal close?

See the “Next Steps” primer for steps to completion. The entire process is likely to take a number of months, but the transaction is expected to close by the end of the first calendar quarter of 2007.

•	What happens with the business between now and when the deal closes?

The business should be no different than before – it should be “business as usual.” The priorities and goals outlined for each function or business unit remain in full effect, and we must all focus on delivering on our goals. In fact, we have promised to the buyers that we will run the business in the ordinary course.

•	What is private equity?

Private companies, partnerships or individuals make direct equity investments (versus buying stock in a company that is listed on an exchange).

•	What is a leveraged buyout / “going private merger”?

An investor acquires a majority of the stock of a publicly held company (and eventually all of the issued stock) and “takes it private” – resulting in one or few shareholders vs. myriad shareholders in a publicly traded company, and often finance the transaction with debt – that’s the “leverage” part.

•	Are there advantages to being a private company?

There has been much written in business publications about companies and prominent business executives finding advantages to “going private.” Some companies report that going private enables them to move faster, to be more entrepreneurial, and to focus more on long-term goals rather than the quarter-to-quarter focus of many publicly held companies.

•	When will the proxy statement be mailed out?

It will take some time to prepare it, and submit it to the Securities and Exchange Commission for review and approval.

•	When will the shareholders vote? When will the transaction be officially closed?

It is difficult to predict with precision. All we are saying publicly at this time is that it will close during the first half of calendar year 2007.

•	Can the deal fall through?

That is always a possibility. There are conditions that must be satisfied before the transaction can close, as in most transactions of this type.

•	How will shareholders react to the price?

The process is designed to provide all shareholders with an opportunity to vote for or against the transaction after having received the information that will be in the proxy statement.

•	Could someone make a competing bid prior to closure?

It is possible.

Employee Issues

•	Will I (or others) lose my (his / her) job? Will the new owner keep my division or perhaps sell it / close it / downsize it? Will the staff stay in Pleasantville?

The agreement does not contemplate changes to the company. However, we cannot speculate about what the future might hold. What we do know is that Ripplewood is making a sizeable investment in “us,” they are betting on “us,” and they understand that the power of this company is its people, its greatest asset.

•	What will happen to my benefits? (pension, salary, bonus, severance)

Your benefits will not immediately change as a result of this transaction (FOR U.S. EMPLOYEES: except as noted below). However, no different than before, we will continue to review what we offer and, as always, where appropriate, modify and make changes.

•	What will happen to my 401K plan? (this applies to U.S. only)

Your 401(k) plan will not change as a result of this transaction, except that company matching contributions will continue to be made in RDA Common Stock only for as long as it is feasible to do so. After that, company matching contributions will be made in cash.

In addition, should the transaction close, the Reader’s Digest Stock Fund will be converted to cash and reinvested into one or more other investment options. Additional details regarding company matching contributions and the Reader’s Digest Stock Fund will be sent to you closer to the date that these changes will be made.

•	What will happen to the RDA Employee Stock Purchase Plan? (this applies to U.S. only)

There will be no future offerings beyond the existing cycle. The existing cycle will continue to operate without interruption, except that there will be no increases to your current deduction level, unless the transaction closes prior to December 31, 2006, in which case participant contributions will simply be returned to participants.

•	I am a retiree currently receiving retiree medical benefits. Will that change?

Your benefits will not immediately change as a result of this transaction. However, no different than before, we will continue to review what we offer and, where appropriate, as always modify and make changes.

•	Will my bonus target change? What will happen to the MIP or AIP bonus?

All of the company’s annual bonus plans, and individual annual bonus targets, will remain in effect for the balance of fiscal year 2007. Any bonuses earned for FY2007 performance, under any of our incentive plans, will continue to be based on performance (depending on the incentive plan, performance measured based on RDA results, business unit or function results, individual performance against annual goals). This is all the more reason why it is important for us to remain focused on our jobs and on achieving our targets and individual goals that are already in place for this fiscal year.

•	What will happen to my deferred compensation?

Employees in the U.S. who have elected to defer commissions, annual or long-term bonuses under The Deferred Compensation Plan, will be able to elect to take a lump sum distribution of their account balances (to the extent permissible under Section 409A of the Internal Revenue Code without imposition of any additional tax) and to receive payment as soon as practicable after the closing period, but in no case later than 45 days following the closing.

•	What will happen to my stock options?

Should the transaction close, in accordance with the purchase agreement and the terms and conditions of the awards, each stock option will become fully vested and exercisable. Employees with stock options will receive cash equal to the excess, if any, between the exercise price (i.e. the price at grant) and the higher of (a) the merger price of $17 or (b) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding the closing, less appropriate taxes. All options with an exercise price above the higher of (a) or (b) will be cancelled.

•	What will happen to my restricted stock?

Should the transaction close, in accordance with the purchase agreement and the terms and conditions of the awards, all restrictions on these shares will lapse, and employees will receive a cash payment equal to the merger price of $17 for each share, less appropriate taxes.

•	What will happen to my deferred stock?

Should the transaction close, in accordance with the purchase agreement and the terms and conditions of the awards, all deferred shares will vest and employees will receive a cash payment equal to the merger price of $17 for each share, less appropriate taxes.

•	What will happen to my performance-based restricted stock units (06-08 & 07-09 cycles)?

Should the transaction close, in accordance with the purchase agreement and the terms and conditions of the awards, all outstanding performance-based restricted stock units will vest at target. The target number of units vested will then be pro-rated based upon the number of months completed in each performance period. Employees will receive a cash payment equal to the merger price of $17 multiplied by the number of pro-rated units earned.

For the 07-09 cycle only, in accordance with the terms and conditions of the awards, 59 percent of the target number of units awarded will vest. The number of vested units will then be pro-rated based upon the number of months completed in the performance cycle. Employees will receive a cash payment equal to the merger price of $17 multiplied by the number of pro-rated units earned.

•	At what point will shares of RDA stock be acquired?

After the transaction closes, which is expected to take several months.

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader’s Digest Association, Inc. and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the merger, including the receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) other factors described in The Reader’s Digest Association, Inc.’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond The Reader’s Digest Association, Inc.’s ability to control or predict. The Reader’s Digest Association, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, The Reader’s Digest Association, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by The Reader’s Digest Association, Inc. at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from The Reader’s Digest Association, Inc. by directing such request to Dawn LaMorte at (914) 244-5218.

The Reader’s Digest Association, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of The Reader’s Digest Association, Inc.’s participants in the solicitation, which may be different than those of The Reader’s Digest Association, Inc. shareholders generally, is set forth in The Reader’s Digest Association, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger when it becomes available.